UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2024

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2024, the board of directors (the “Board”) of Lumen Technologies, Inc. (the “Company”), on the recommendation of its nominating and corporate governance committee, voted to increase its size from 11 members to 12 members and to appoint Christopher Capossela to fill the newly-created vacancy. Mr. Capossela’s appointment is effective immediately and he will stand for reelection at the Company’s 2025 annual meeting of shareholders. The Board also appointed Mr. Capossela to the human resources and compensation committee, as well as the audit committee of the Board.

The Board has determined that Mr. Capossela qualifies as an independent director under the independence standards of the NYSE listing rules and the Company’s Corporate Governance Guidelines.

Mr. Capossela will receive compensation for his Board and committee service in accordance with the Company’s outside director compensation program as previously described in the Company’s filings with the Securities and Exchange Commission (the “SEC”). With respect to the equity-based component of the program, on the date following his appointment, Mr. Capossela will receive a prorated grant of restricted stock with a target grant date value of $100,000, vesting on the first anniversary of the grant date and otherwise subject to the same terms as the equity awards received by the Company’s other outside directors in connection with their most recent grants. In addition, Mr. Capossela will receive the benefit of the Company’s standard form of indemnification agreement for directors, a copy of which has been filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

On October 29, 2024, the Company issued a press release announcing Mr. Capossela’s appointment. That press release is filed as Exhibit 99.1 to, and is incorporated by reference into, this Current Report on Form 8-K.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “expects,” “believes,” “will” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to uncertainties, including the completion of documentation regarding the above-described arrangements. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release dated October 29, 2024, announcing the appointment of Mr. Capossela.

104	Cover page formatted as Inline XBRL and contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: October 29, 2024	By:	/s/ Chadwick Ho
Chadwick Ho
Executive Vice President, Chief Legal Officer and Secretary